Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended July 31, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(54,923,480)
Unrealized Gain (Loss) on Market Value of Futures	275,001,720
Dividend Income	369,621
Interest Income	1,661,567
ETF Transaction Fees	43,000
Total Income (Loss)	$222,152,428

Expenses
General Partner Management Fees	$1,083,128
Professional Fees	14,013
Brokerage Commissions	481,066
Non-interested Directors' Fees and Expenses	18,915
Prepaid Insurance Expense	12,328
NYMEX License Fee	36,104
SEC & FINRA Registration Expense	29,592
Total Expenses	$1,675,146
Net Income (Loss)	$220,477,282

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 7/1/17	$3,168,969,571
Additions (20,500,000 Shares)	200,913,468
Withdrawals (103,200,000 Shares)	(1,000,308,938)
Net Income (Loss)	220,477,282

Net Asset Value End of Month	$2,590,051,383
Net Asset Value Per Share (252,100,000 Shares)	$10.27

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended July 31, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612